UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 1, 2023 (July 27, 2023)

CLARIVATE PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands

(State or other jurisdiction of incorporation or organization)

001-38911

(Commission File Number)

N/A

(I.R.S. Employer Identification No.)

70 St. Mary Axe

London EC3A 8BE
United Kingdom

(Address of Principal Executive Offices)

(44) 207-433-4000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares	CLVT	New York Stock Exchange
5.25% Series A Mandatory Convertible Preferred Shares, no par value	CLVT PR A	New York Stock Exchange
Series B Preferred Stock Purchase Rights	-	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On July 27, 2023, Clarivate Plc (“Clarivate” or the “Company”) held a General Meeting of Shareholders. At that meeting, the shareholders considered and acted upon a proposal pursuant to the Notice of General Meeting of Shareholders and as described in more detail in the Company’s definitive proxy statement dated June 27, 2023 (the “Proxy Statement”). Of 676,072,682 shares outstanding and entitled to vote as of June 22, 2023 (the “Record Date”), the holders of record of 603,698,959 shares were present at the meeting either in person or by proxy. The proposal on the agenda was approved by the shareholders. Below are the final voting results.

Shareholders authorized the Company to conduct open-market share repurchases of its ordinary shares from time to time as approved by the Board of Directors. Approval required two-thirds of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy.

For	601,593,444
Against	1,587,194
Abstain	518,321

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

No.	Description

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CLARIVATE PLC

Date: August 1, 2023	By:	/s/ Jonathan Gear
Name: Jonathan Gear
Chief Executive Officer